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                                                                 EXHIBIT 10.22.2

                        FORM OF MEZZANINE NOTE (FLOATING)


_______                                                          JUNE __, 2004



      FOR VALUE RECEIVED, LODGIAN MEZZANINE FLOATING, LLC, a Delaware limited liability company, having an address c/o Lodgian, Inc., 3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326 ("MEZZANINE Borrower"), promises to pay to the order of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "MEZZANINE LENDER"), at 4 World Financial Center, New York, New York 10080, or such other place as Mezzanine Lender may designate in writing, the principal sum of _______________________, with interest on the unpaid principal balance from the date of this Mezzanine Note, until paid, at the Interest Rate in effect from time to time hereunder. This Mezzanine Note may be referred to herein as the "MEZZANINE NOTE," and the loan evidenced hereby may be referred to herein as the "MEZZANINE LOAN." Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Mezzanine Loan Agreement (hereinafter defined).


      PAYMENTS OF PRINCIPAL AND INTEREST. Mezzanine Borrower shall make payments of principal and interest on the outstanding principal balance of this Mezzanine
Note in accordance with the terms and provisions of Section 2.4 of the Mezzanine Loan Agreement.

      The entire outstanding principal balance of the Mezzanine Loan, all accrued and unpaid interest thereon (including interest through the end of the Interest Accrual Period then in effect) and all other amounts due hereunder and under the other Mezzanine Loan Documents (collectively, the "DEBT") if not sooner paid (and unless Mezzanine Borrower shall extend the term of the Mezzanine Loan for the First Extension Term, the Second Extension Term, or all Extension Terms) shall be due and payable on the Payment Date in June 2006 (the "SCHEDULED MATURITY DATE"). Subject to the terms and conditions of Section 2.5(B) of the Mezzanine Loan Agreement, Mezzanine Borrower may extend the term of the Mezzanine Loan for the Extension Terms. The Scheduled Maturity Date, as the same may be extended for the First Extension Term, the Second Extension Term, or the Third Extension Term (subject to the terms and conditions of Section 2.5(B) of the Mezzanine Loan Agreement), or such other date on which the final payment of the Debt becomes due hereunder or under the Mezzanine Loan Agreement or the other Mezzanine Loan Documents, whether at such stated maturity date, by acceleration, or otherwise, shall be referred to herein as the "MATURITY DATE".

      Interest on the principal sum of this Mezzanine Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period.

      SECURITY; MEZZANINE LOAN DOCUMENTS. This Mezzanine Note is being executed and delivered pursuant to that certain Mezzanine Loan Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the "MEZZANINE LOAN AGREEMENT"), between Mezzanine Borrower and Mezzanine Lender, to which reference is hereby made for the terms and conditions governing this Mezzanine Note, including the terms and conditions under

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which this Mezzanine Note may be prepaid or its maturity accelerated. This
Mezzanine Note is secured by, among other things, that certain Pledge and Security Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the "PLEDGE AGREEMENT"), executed by Mezzanine Borrower, pledging its legal and beneficial interest in and to certain stock, limited liability company membership interests and limited and general partnership interests, as applicable, as more particularly described therein (collectively, the "PLEDGED INTERESTS") in favor of Mezzanine Lender. This Mezzanine Note, the Mezzanine Loan Agreement, the Pledge Agreement and all other documents or instruments given by Mezzanine Borrower or any guarantor and accepted by Mezzanine Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Mezzanine Note may be referred to as the "MEZZANINE LOAN DOCUMENTS."

      PREPAYMENT; PREPAYMENT CONSIDERATION. Mezzanine Borrower shall have no right to prepay the Mezzanine Loan in whole or in part except as expressly provided in Section 2.6 of the Mezzanine Loan Agreement.

      EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence and during the continuance of any Event of Default, at the option of Mezzanine Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Mezzanine Loan Documents shall at once become due and payable, and Mezzanine Lender may exercise any and all of its rights and remedies under any of the Mezzanine Loan Documents or pursuant to applicable law. Mezzanine Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

      LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to non-payment of any principal, interest or other sums due under this Mezzanine Note or under any of the other Mezzanine Loan Documents shall occur, then Mezzanine Borrower shall pay to Mezzanine Lender, in addition to all sums otherwise due and payable, a late charge in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Mezzanine Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Mezzanine Lender.

      Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Mezzanine Loan, the outstanding principal balance of this Mezzanine Note and all other Obligations shall bear interest until paid in full at a rate per annum (the "DEFAULT RATE") equal to the sum of (i) five percent (4.0%) and (ii) the Interest Rate otherwise applicable under this Mezzanine Note.

      Mezzanine Borrower agrees that such late charge and Default Rate of interest are reasonable and do not constitute a penalty.

      INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Mezzanine Note, the Mezzanine Loan Agreement or the other Mezzanine Loan Documents, Mezzanine Borrower shall not be required to pay, and Mezzanine Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent

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jurisdiction to have been provided for in this Mezzanine Note, the Mezzanine
Loan Agreement or in any of the other Mezzanine Loan Documents, then in such event: (i) the provisions of this subsection shall govern and control; (ii) Mezzanine Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Mezzanine Lender may have received hereunder shall be, at Mezzanine Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Mezzanine Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Mezzanine Note, the Mezzanine Loan Agreement and the other Mezzanine Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) Mezzanine Borrower shall not have any action against Mezzanine Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Mezzanine Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Mezzanine Lender shall have received or accrued the amount of interest which Mezzanine Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the Interest Rate, then the foregoing provisions of this paragraph shall apply.

      CERTAIN RIGHTS AND WAIVERS. From time to time, without affecting the obligation of Mezzanine Borrower or its permitted successors or assigns to pay the outstanding principal balance of this Mezzanine Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Mezzanine Loan Agreement, the Pledge Agreement or in any other Mezzanine Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Mezzanine Note, without giving notice to or obtaining the consent of Mezzanine Borrower or its permitted successors or assigns or any guarantors or indemnitor, and without liability on the part of Mezzanine Lender, Mezzanine Lender may, at its option, extend the time for payment of the outstanding principal balance of this Mezzanine Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Mezzanine Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Mezzanine Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by Mezzanine Borrower and all makers, sureties, guarantors and endorsers hereof. This Mezzanine Note shall be binding upon Mezzanine Borrower and its successors and assigns.

      MEZZANINE BORROWER AND MEZZANINE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A

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TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF,
UNDER OR IN CONJUNCTION WITH THIS MEZZANINE NOTE, THE PLEDGE AGREEMENT, ANY OTHER MEZZANINE LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

      ASSIGNMENT AND TRANSFER OF MEZZANINE NOTE. Mezzanine Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in) any or all of its obligations under this Mezzanine Note, the Mezzanine Loan Agreement, the Pledge Agreement and any or all of the other Mezzanine Loan Documents, subject to the terms of the Mezzanine Loan Agreement. Mezzanine Lender shall be released of any obligations accruing after the date of such assignment or transfer to the extent that the same are so assigned or transferred, and the rights and obligations of "MEZZANINE LENDER" hereunder shall become the rights and obligations of the transferee holder. Mezzanine Lender agrees to provide Mezzanine Borrower with notice of any such assignment; provided, however, that no Mezzanine Borrower's consent shall be required in connection with any such assignment and no failure or delay by Mezzanine Lender in delivering such notice shall limit the effectiveness of such assignment.

      LIMITATION ON RECOURSE. The obligations of Mezzanine Borrower hereunder are subject to limitations on recourse as provided in Article XII of the Mezzanine Loan Agreement.

      ATTORNEYS' FEES, COSTS OF COLLECTION. Mezzanine Borrower shall pay to Mezzanine Lender on demand all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred by Mezzanine Lender in collecting the indebtedness arising hereunder or under any other Mezzanine Loan Documents or secured thereby or otherwise exercising any rights or remedies of Mezzanine Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by Mezzanine Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Mezzanine Note or the Mezzanine Loan Documents. Without limitation, such costs and expenses to be reimbursed by Mezzanine Borrower shall include reasonable attorneys' fees and expenses incurred in any bankruptcy case or proceeding and in any appeal.

      APPLICABLE LAW. This Mezzanine Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America.

      TIME OF ESSENCE. Subject to the terms of the Mezzanine Loan Agreement, time shall be of the essence as to all of the terms, covenants and conditions of this Mezzanine Note. If the due date of any payment due hereunder or under any of the other Mezzanine Loan Documents shall fall on a day other than a Business Day, Mezzanine Borrower shall be required to make such payment on the next succeeding Business Day.

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      IN WITNESS WHEREOF, the undersigned Mezzanine Borrower have executed this
Mezzanine Note as of the date first written above.

                                         MEZZANINE BORROWER:

                                         LODGIAN MEZZANINE FLOATING, LLC,
                                         a Delaware limited liability company

                                         By:____________________________________
                                            Name:  Daniel E. Ellis
                                            Title: Vice President and Secretary